UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 5, 2005 (May 1, 2005)

GLOBALSANTAFE CORPORATION

(Exact name of registrant as specified in charter)

Cayman Islands	1-14634	98-0108989
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15375 Memorial Drive, Houston, Texas	77079-4101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 925-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2005, GlobalSantaFe Corporation issued 23,500,000 ordinary shares in an underwritten public offering and concurrently repurchased an equal number of shares from SFIC Holdings (Cayman), Inc., a wholly-owned subsidiary of Kuwait Petroleum Corporation, at a price per share equal to the net proceeds per share that GlobalSantaFe received from the offering. The share repurchase reduced the percentage ownership of GlobalSantaFe’s total outstanding ordinary shares owned by SFIC Holdings from approximately 18.16% to approximately 8.4%. Under the terms of GlobalSantaFe’s Articles of Association and an intercompany agreement among GlobalSantaFe, SFIC Holdings (Cayman), Inc. and Kuwait Petroleum Corporation, SFIC Holdings has the right to designate a specified number of director designees on the Board of Directors of GlobalSantaFe, as long as Kuwait Petroleum Corporation and its affiliates own at least 4% of GlobalSantaFe’s outstanding shares or voting shares. The reduction in shares owned by SFIC Holdings (Cayman), Inc. decreased the number of directors of the Board it has the right to designate from three to two. As a result of the decrease, on May 1, 2005, Mr. Khaled R. Al-Haroon, one of SFIC Holdings’ designees, notified the Company that he would be resigning from the Board of Directors effective immediately. Mrs. Maha A. R. Razzuqi and Mr. Nader H. Sultan continue to serve on the Board of Directors of GlobalSantaFe as directors designated by SFIC Holdings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSANTAFE CORPORATION

Date: May 5, 2005	By:	/s/ Alexander A. Krezel
Alexander A. Krezel
Vice President, Secretary and
Associate General Counsel

GLOBALSANTAFE CORPORATION

15375 Memorial Drive

Houston, Texas 77079-4101

May 5, 2005

VIA EDGAR

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549-1004

Gentlemen:

Re:	GlobalSantaFe Corporation
Form 8-K Current Report
(File No. 1-14634)

Submitted herewith for electronic filing under the Securities Exchange Act of 1934 is a Current Report on Form 8-K of GlobalSantaFe Corporation dated May 5, 2005.

Please call the undersigned (telephone 281-925-6657) if you have any questions concerning this filing.

Sincerely,

/s/ Margaret C. Fitzgerald
Margaret C. Fitzgerald
Senior Attorney